UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASCENT SOLAR TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 27, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Ascent Solar Technologies, Inc. to be held on June 15, 2011. The meeting will be held at the Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado 80031 beginning at 2:00 p.m. Mountain Time. At this year’s Annual Meeting, our stockholders will be asked to elect one Class 3 director, and to ratify the selection of Hein & Associates LLP as our independent registered public accounting firm. Additional information about the Annual Meeting is given in the attached Notice of 2011 Annual Meeting of Stockholders and Proxy Statement.

In accordance with rules adopted by the Securities and Exchange Commission, we are pleased to again furnish these proxy materials to stockholders primarily over the Internet, rather than in paper form. We believe these rules allow us to provide our stockholders with expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and delivering proxy materials.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting. If you attend the Annual Meeting in person, you may vote your shares in person even though you have previously given your proxy.

Sincerely,

Ron Eller

President and Chief Executive Officer

ASCENT SOLAR TECHNOLOGIES, INC.

12300 Grant Street

Thornton, Colorado 80241

(720) 872-5000

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2011

at 2:00 p.m. Mountain Time

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Ascent Solar Technologies, Inc., a Delaware corporation, will be held on June 15, 2011, at 2:00 p.m. Mountain Time at the Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado 80031, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	ELECTION OF DIRECTORS. To elect one Class 3 director to serve until the 2014 annual meeting of stockholders and until his successor has been elected and qualified;

2.	RATIFICATION OF AUDITORS. To ratify the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

3.	ANY OTHER BUSINESS that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders who owned shares of our common stock at the close of business on April 25, 2011 are entitled to receive notice of, attend and vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of these stockholders will be available at our corporate offices listed above during regular business hours for the ten days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you received notice of how to access the proxy materials over the Internet, a proxy card was not sent to you, but you may vote by telephone or online. If you received a proxy card and other proxy materials by mail, you may vote by mailing a completed proxy card, by telephone or online. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet.

By Order of the Board of Directors

Ron Eller

President and Chief Executive Officer

Thornton, Colorado

April 27, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 15, 2011 — The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.ascentsolar.com.

ASCENT SOLAR TECHNOLOGIES, INC.

12300 Grant Street

Thornton, Colorado 80241

(720) 872-5000

PROXY STATEMENT

Your proxy is being solicited on behalf of the Board of Directors (the “Board”) of Ascent Solar Technologies, a Delaware corporation, for use at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m. Mountain Time on June 15, 2011, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement. The Annual Meeting will be held at the Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado 80031.

These proxy materials are first being provided on or about April 27, 2011 to all stockholders as of the record date, April 25, 2011. Stockholders who owned our common stock at the close of business on April 25, 2011 are entitled to receive notice of, attend and vote at the Annual Meeting. On the record date, there were 32,367,505 shares of our common stock outstanding.

This Proxy Statement is being furnished to you with a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report”), which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2011. We will provide, without charge, additional copies of our Annual Report upon request. Any exhibits listed in the Annual Report also will be furnished upon request at the actual expense we incur in furnishing such exhibit to you. Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.

References to the “Company,” “Ascent Solar,” “our,” “us” or “we” mean Ascent Solar Technologies, Inc.

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of Ascent Solar, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below. Each share of our common stock you owned as of the record date entitles you to one vote on each proposal presented at the Annual Meeting.

Electronic Delivery of Proxy Materials

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 27, 2011, we sent our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report, on the Internet. The Notice of Internet Availability also instructs stockholders on how they can vote over the Internet or by telephone.

If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Methods of Voting

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting.

Voting over the Internet. You can vote via the Internet. The website address for Internet voting and the instructions for voting are provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. If you vote via the Internet you do not need to vote by telephone or return a proxy card.

Voting by Telephone. You can vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. If you vote by telephone you do not need to vote over the Internet or return a proxy card.

Voting by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. You may also download the form of proxy card off the Internet and mail it to us. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting in Person at the Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

•	enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

•	provide written notice of the revocation to our Corporate Secretary at our principal executive offices, which are located at 12300 Grant Street, Thornton, Colorado 80241; or

•	attend the Annual Meeting and vote in person.

Quorum and Voting Requirements

Stockholders of record at the close of business on April 25, 2011 are entitled to receive notice and vote at the meeting. On the record date, there were 32,367,505 issued and outstanding shares of our common stock. Each holder of our common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)	the affirmative vote of a majority of the shares present in person or by proxy will be required to elect each director nominee;

(2)	the affirmative vote of a majority of the shares present in person or by proxy will be required to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

(3)	unless otherwise required by our Second Amended and Restated Bylaws (the “Bylaws”) or by applicable law, the affirmative vote of a majority of the shares present in person or by proxy will be required to approve any other matter properly presented for a vote at the meeting; provided that if any stockholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the shares entitled to vote as a class who are present in person or by proxy.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting. Such inspectors will also determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors is considered a non-routine matter. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on the election of directors. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. The proposal to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the current fiscal year is considered a routine matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted:

(1)	“for” the election of the director nominee set forth in this Proxy Statement;

(2)	“for” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

(3)	at the discretion of your proxies on any other matter that may be properly brought before the Annual Meeting.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters, which include the ratification of our independent registered public accounting firm.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Form 8-K to be filed within four (4) business days after the Annual Meeting.

Householding of Proxy Materials

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies.

If: (1) you share an address with another stockholder and received only one set of proxy materials, and would like to request a separate paper copy of these materials; or (2) you share an address with another stockholder and in the future together you would like to receive only a single paper copy of these materials, please notify our Corporate Secretary by mail at 12300 Grant Street, Thornton, Colorado 80241.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, or by mail, facsimile, telephone, messenger or via the Internet, without additional compensation.

Driving Directions to the Annual Meeting

The Doubletree Hotel is approximately 28 miles from Denver International Airport. From the Airport, take Pena Boulevard to I-70 West to I-270 West which turns into US 36. Exit Sheridan Boulevard, turn right onto 92nd Avenue. Take a right onto Yates Drive. The hotel is on the right.

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers, continuing directors and director nominees, their ages and positions with us as of April 15, 2011, are as follows:

Name	Age	Position
Ron Eller	51	President and Chief Executive Officer, Director
Gary Gatchell	53	Chief Financial Officer and Secretary
Amit Kumar, Ph.D.	46	Chairman of the Board
Kim J. Huntley	56	Director
Hans Olav Kvalvaag	38	Director and Director Nominee
G. Thomas Marsh	67	Director
Richard J. Swanson	77	Director

Ron Eller has been the President and Chief Executive Officer of Ascent Solar Technologies Inc. since March 31, 2011. Mr. Eller has extensive senior executive experience in fast growing technology businesses, including strategy, product development, operations, sales and business development and commercialization of emerging applications. From 2009, he has served as in independent director of Ascent. From 2008, he has been an owner, principal or managing director in various private equity firms. From 1994 until March 2008, Mr. Eller held various senior executive positions at Hewlett-Packard Company (and Compaq Computer Corporation prior to the acquisition of Compaq by Hewlett-Packard), an integrated technology firm, including Vice President and General Manager of the NetServer business from 2002 to 2003 and, more recently, Vice President and General Manager of the software and system integrator channels of the Technology Solutions Group. Mr. Eller has served on the board of the Colorado Neurological Institute since April 2009 and is a certified public accountant. He holds a B.S. degree in Professional Aviation from Purdue University, and an M.S. degree in Business from Colorado State University.

Gary Gatchell has served as our Chief Financial Officer and Secretary since March 2008. Prior to joining Ascent Solar, Mr. Gatchell served as the Chief Financial Officer of Carrier Access Corporation, a telecommunications equipment provider (“Carrier Access”). Mr. Gatchell joined Carrier Access, a NASDAQ listed company, in June 2005. Prior to joining Carrier Access, from 1999 to 2004, Mr. Gatchell served as the Chief Financial Officer of Voyant Technologies, Inc., a leading provider of audio conferencing equipment that was acquired by Polycom, Inc., and as an audit manager at KPMG. Mr. Gatchell is a registered Certified Public Accountant and holds a Masters degree in Accountancy from the University of Denver. Mr. Gatchell is a member of the AICPA and CSCPA.

Amit Kumar, Ph.D. has served on our Board of Directors since June 2007 and as Chairman since January 2011. From September 2001 until June 30, 2010, Dr. Kumar was President and CEO of CombiMatrix Corporation (NASDAQ: CBMX). Previously, Dr. Kumar was Vice President of Life Sciences of Acacia Research Corp (NASDAQ: ACRI). From January 1999 to February 2000, Dr. Kumar was the founding President and Chief Executive Officer of Signature BioSciences, Inc., a life science company developing technology for advanced research in genomics, proteomics and drug discovery. From January 1998 to December 1999, Dr. Kumar was an Entrepreneur in Residence with Oak Investment Partners, a venture capital firm. From October 1996 to January 1998, Dr. Kumar was a Senior Manager at IDEXX Laboratories, Inc., a biotechnology company. From October 1993 to September 1996, Dr. Kumar was Head of Research & Development for Idetek Corporation, which was later acquired by IDEXX Laboratories, Inc. Dr. Kumar received his B.S. degree in chemistry from Occidental College. After joint studies at Stanford University and the California Institute of Technology, he received his Ph.D. in Chemistry from Caltech in 1991. He also completed a post-doctoral fellowship at Harvard University in 1993. Dr. Kumar has authored and co-authored over 40 peer-reviewed publications and holds a dozen patents. Dr. Kumar brings significant leadership experience as well as experience in photovoltaic research including work on energy conversion using cells made from silicon (single crystal, polycrystalline, and amorphous), gallium arsenide, indium phosphide, metal oxides and other materials.

Kim J. Huntley has served on our Board of Directors since June 2010. Mr. Huntley served in the Defense Logistics Agency (DLA) of the U.S. Department of Defense (DOD) for more than 32 years in positions of increasing responsibility. Most recently, from July 2008 until his retirement in January 2010, Mr. Huntley served as Director of the Defense Energy Support Center (DESC) in Fort Belvoir, Virginia. The DESC operates as part of the DLA and is responsible for providing energy solutions to the DOD and federal civilian agencies. As Director of the DESC, Mr. Huntley was the principal executive officer in charge of approximately 1,100 employees worldwide and over $25 billion in annual appropriations involving energy infrastructure and products. From March 2006 and immediately prior to becoming Director of the DESC, Mr. Huntley served in leadership roles involving supply chain management, including Deputy Commander for the Defense Supply Center in Richmond, Virginia and Columbus, Ohio, and as Executive Director of Customer Support and Readiness. From December 2003 to March 2006, Mr. Huntley served as Chief of the Customer Support Office in Fort Belvoir, Virginia. Mr. Huntley chaired the Inter Agency Working Group for Alternative Fuels and Renewable Energy from January 2009 to January 2010. The Group included senior energy representatives from DOD, DOE, EPA, and other major Federal Agencies. Mr. Huntley holds a B.A. degree in Economics from Golden Gate University and attended post-graduate courses in economics at California State University, Hayward. Mr. Huntley brings extensive supply chain, budget and defense industry experience to our Board.

Hans Olav Kvalvaag has served on our Board of Directors since December 2010. Mr. Kvalvaag joined Norsk Hydro Produksjon AS (“Norsk Hydro”), our largest stockholder, in 2006 in the New and Alternative Energy group. He is currently part of Norsk Hydro’s Corporate Business Development team. Mr. Kvalvaag holds a law degree from the University of Oslo in Norway, and finance diplomas from the Norwegian School of Business Administration and the University of Auckland. He has worked as a management consultant with McKinsey & Company and prior to joining Norsk Hydro, as a lawyer with the leading Norwegian law firm Selmer, primarily focusing on the Energy and Oil & Gas arena. Mr. Kvalaag was appointed to the Board of Directors as the designee of Norsk Hydro pursuant to the Stockholders’ Agreement between us and Norsk Hydro dated as of March 13, 2007. Mr. Kvalaag brings a strong background in business strategy, renewable energy and energy law to the Board of Directors.

G. Thomas Marsh has served on our Board of Directors since June 2010. In June 2006, Mr. Marsh retired as Executive Vice President of Lockheed Martin Space Systems Company, a subsidiary of Lockheed Martin Corporation. Lockheed Martin Space Systems designs, develops, tests, manufactures and operates advanced-technology systems, including human space flight systems, satellites and instruments, space observatories and interplanetary spacecraft, laser radar, fleet ballistic missiles, and missile defense systems. From 1969 until its merger in 1995 to form Lockheed Martin Corporation, Mr. Marsh worked at Martin Marietta Corporation, most recently in the position of President, Manned Space Systems. After 1995, he held positions of increasing responsibility within Lockheed Martin Corporation, including serving as President and General Manager of the Missiles and Space Operations business unit from 2002 until his appointment as Executive Vice President of Lockheed Martin Space Systems in 2003. Mr. Marsh was responsible for business operations and the activities of approximately 18,000 Space Systems employees. Mr. Marsh holds a B.S. degree in Electrical Engineering from the University of New Mexico, an M.B.A. from the University of Colorado, and attended the Massachusetts Institute of Technology’s Sloan School of Management. Mr. Marsh brings a background in executive management and deep experience with the space and defense industries to our Board.

Richard J. Swanson has served on our Board of Directors since January 2007. In addition to a background with Arthur Andersen/Accenture, he was the chief financial officer of the Denver area Regional Transportation District from 1974 through 1980. Since 1980 he has served as founder and president of Investment Partners, Inc., which has engaged in the restructuring and recapitalization of troubled companies. From 1991 through 2007, he was a strategic coach and advisor for Vistage International (formerly TEC), working with chief executive officers of public and private companies. He served as a director and chair of the audit committee of AHPC Holdings, Inc., a publicly-traded Illinois-based company in the health care supply field from 1998 through 2007, and currently serves as a director and chair of the audit committee of ADA-ES, a publicly-traded utility industry industrial technology company in Colorado. Mr. Swanson holds a B.A degree in History from the University of Colorado and an M.B.A from the Harvard Business School. Mr. Swanson brings extensive financial and accounting expertise to the Board of Directors.

CORPORATE GOVERNANCE

Overview

Our Bylaws provide that the size of our Board of Directors is to be determined from time to time by resolution of the Board of Directors, but shall consist of at least two and no more than nine members. Our Board of Directors currently consists of six members. The Board has determined that the following directors are “independent” as required by the listing standards of The NASDAQ Stock Market and by our corporate governance guidelines: Dr. Kumar, Mr. Swanson, Mr. Huntley and Mr. Marsh.

Our Certificate of Incorporation provides that the Board of Directors will be divided into three classes. Our Class 1 directors are Ron Eller, Dr. Amit Kumar and Richard Swanson. Our Class 2 directors are Kim J. Huntley and G. Thomas Marsh. Our Class 3 director is Hans Olav Kvalaag. Effective December 31, 2010, Dr. Mohan Misra, who was serving as a Class 3 director and the Chairman of our Board, resigned from the Board. The term of our Class 3 director expires at the Annual Meeting. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Mr. Kvalaag as the Class 3 director nominee.

Board Leadership Structure and Role in Risk Oversight

We currently separate the roles of Chairman of the Board and Chief Executive Officer. We believe that, Dr. Kumar possesses the strategic, technical and industry knowledge and expertise to serve as our Chairman. As President and Chief Executive Officer, Mr. Eller is responsible for day-to-day oversight of our operations and personnel. Notwithstanding the foregoing, our Board does not have a formal policy regarding separation of the Chairman and Chief Executive Officer roles, and the Board may in the future decide to implement such a policy if it deems it in the best interests of us and our stockholders. The Board does not have a lead independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks we face. In addition, the Audit Committee regularly monitors our enterprise risk management process, including financial risks, through reports from management. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of our management and affairs through the Board’s standing committees and, when necessary, executive sessions of the independent directors.

Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee operates pursuant to a charter. The charters of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee can be found on our website www.ascentsolar.com.

Audit Committee. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors, and audits of financial statements. Specific responsibilities include the following:

•	selecting, hiring and terminating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by our independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

•	reviewing and monitoring the enterprise risk management process;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing, with management and our independent auditors, any earnings announcements and other public announcements regarding our results of operations; and

•	preparing the report that the SEC requires in our annual proxy statement.

Our Audit Committee is comprised of Mr. Huntley, Dr. Kumar and Mr. Swanson. Mr. Swanson serves as Chairman of the Audit Committee. The Board has determined that all members of the Audit Committee are independent under the rules of The NASDAQ Stock Market, and that Mr. Swanson qualifies as an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation Committee. Our Compensation Committee assists our Board in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

•	approving the compensation and benefits of our executive officers;

•	reviewing the performance objectives and actual performance of our officers; and

•	administering our stock option and other equity compensation plans.

The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship and how all elements, in the aggregate, comprise the executives’ total compensation package. The CEO makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Compensation Committee may determine director compensation by reviewing peer group data. Although the Compensation committee has the authority to retain outside third parties, it does not currently utilize any outside consultants. The Compensation Committee may delegate certain of its responsibilities, as it deems appropriate, to other committees or officers.

Our Compensation Committee is comprised of Mr. Marsh and Mr. Swanson. Mr. Marsh serves as Chairman of the Compensation Committee. Our Board has determined that all members of the Compensation Committee are independent under the rules of The NASDAQ Stock Market.

Nominating and Governance Committee. Our Nominating and Governance Committee assists our Board by identifying and recommending individuals qualified to become members of our Board, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•	evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	establishing a policy for considering stockholder nominees for election to our Board; and

•	evaluating and recommending candidates for election to our Board.

Our Nominating and Governance Committee is comprised of Mr. Huntley, Dr. Kumar and Mr. Marsh. Dr. Kumar serves as Chairman of our Nominating and Governance Committee. Our Board has determined that all members of the Nominating and Governance Committee are independent under the rules of The NASDAQ Stock Market.

When considering potential director candidates for nomination or election, the following characteristics are considered in accordance with our Nominating and Governance Committee Charter:

•	high standard of personal and professional ethics, integrity and values;

•	training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•	willingness and ability to keep an open mind when considering matters affecting interests of us and our constituents;

•	willingness and ability to devote the time and effort required to effectively fulfill the duties and responsibilities related to Board and its committees;

•	willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of our business affairs;

•	willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to us and our constituents; and

•	willingness to act in the best interests of us and our constituents, and objectively assess Board, committee and management performances.

In addition, in order to maintain an effective mix of skills and backgrounds among the members of our Board, the following characteristics also may be considered when filling vacancies or identifying candidates:

•	independence;

•	diversity (e.g., age, geography, professional, other);

•	professional experience;

•	industry knowledge (e.g., relevant industry or trade association participation);

•	skills and expertise (e.g., accounting or financial);

•	leadership qualities;

•	public company board and committee experience;

•	non-business-related activities and experience (e.g., academic, civic, public interest);

•	continuity (including succession planning);

•	size of the Board;

•	number and type of committees, and committee sizes; and

•	legal and other applicable requirements and recommendations, and other corporate governance-related guidance regarding Board and committee composition.

The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, as noted above, the Board and the Nominating and Governance Committee believe that it is essential that Board members represent diverse viewpoints.

Strategy Committee. Our Strategy Committee was formed in December 2009 and was dissolved in May 2010 when its responsibilities were moved to the full board. The committee was responsible for the oversight of management’s development and implementation of the Company’s strategic plan.

Number of Meetings

The Board held a total of ten meetings in 2010. Our Audit Committee held eight meetings, our Compensation Committee held five meetings, and our Nominating and Governance Committee held four meetings in 2010. Each director attended at least 80% of the aggregate of the total number of meetings of the Board and the Board committees on which he served.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend these annual meetings absent extenuating circumstances. Our 2010 annual meeting was attended by four of the eight directors serving at the time.

Stockholder Nominations

In accordance with our Bylaws, a stockholder wishing to nominate a director for election at an annual or special meeting of stockholders must timely submit a written proposal of nomination to us at our executive offices. To be timely, a written proposal of nomination for an annual meeting of stockholders must be received at least 90 calendar days but no more than 120 calendar days before the first anniversary of the date on which we held our annual meeting of stockholders in the immediately preceding year; provided, however, that in the event that the date of the annual meeting is advanced or delayed more than 30 calendar days from the anniversary of the annual meeting of stockholders in the immediately preceding year, the written proposal must be received: (i) at least 90 calendar days but no more than 120 calendar days prior to the date of the annual meeting; or (ii) no more than 10 days after the date we first publicly announce the date of the annual meeting. A written proposal of nomination for a special meeting of stockholders must be received no earlier than 120 calendar days prior to the date of the special meeting nor any later than the later of: (i) 90 calendar days prior to the date of the special meeting; and (ii) 10 days after the date we first publicly announce the date of the special meeting.

Each written proposal for a nominee must contain: (i) the name, age, business address and telephone number, and residence address and telephone number of the nominee; (ii) the current principal occupation or employment of each nominee, and the principal occupation or employment of each nominee for the prior ten (10) years; (iii) a complete list of companies, whether publicly traded or privately held, on which the nominee serves (or, during any of the prior ten (10) years, has served) as a member of the board of directors; (iv) the number of shares of our common stock that are owned of record and beneficially by each nominee; (v) a statement whether the nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which the nominee would face election or reelection, and irrevocable resignation effective upon acceptance of such resignation by the Board; (vi) a completed and signed questionnaire, representation and agreement relating to voting agreements or commitments to which the nominee is a party; (vii) other information concerning the nominee that would be required in a proxy statement soliciting the nominee’s election; and (viii) information about, and representations from, the stockholder making the nomination.

A stockholder interested in submitting a nominee for election to the Board of Directors should refer to our Bylaws for additional requirements. Upon receipt of a written proposal of nomination meeting these requirements, the Nominating and Governance Committee of the Board will evaluate the nominee in accordance with its charter and the characteristics listed above.

Director Compensation

In 2010, our independent directors each received an annual cash retainer of $20,000 and restricted stock units equal to $30,000 divided by the closing price of our common stock on December 31, 2009. In addition, an independent director received: (1) for serving as a Board committee member, restricted stock unit awards equal to $8,000 divided by the closing price of our common stock as of December 31, 2009; (2) for serving as chairman of the Audit Committee, restricted stock unit awards equal to $20,000 divided by the closing price of our common stock on December 31, 2009; (3) for serving as chairman of the Compensation Committee, restricted stock unit awards equal to $15,000 divided by the closing price of our common stock on December 31, 2009; and (4) for serving as chairman of the Nominating and Governance Committee, restricted stock unit awards equal to $15,000 divided by the closing price of our common stock on December 31, 2009. In 2010, as compensation for serving on our Strategy Committee, one independent director received restricted stock unit awards equal to $20,000 and second independent director received restricted stock unit awards equal to $8,000. The Strategy Committee was dissolved and its responsibilities were moved to the full board in May 2010.

The following Director Compensation Table summarizes the compensation of each our non-employee directors for services rendered to us during the year ended December 31, 2010:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Comp ($)	Total ($)
Amit Kumar	20,000	60,993	—	80,993
Ron Eller	20,000	65,996	—	85,996
Kim J. Huntley	10,000	23,000	—	33,000
Hans Olav Kvalvaag	—	—	—	—
G. Thomas Marsh	10,000	23,000	—	33,000
Richard J. Swanson	20,000	57,982	—	77,982
Richard Erskine (former director)	—	29,998	—	29,998
Stanley A. Gallery (former director)	10,000	60,993	—	70,993
Einar Glomnes (former director)	—	—	—	—
T.W. Fraser Russell (former director)	10,000	37,991	—	47,991

(1)	Represents the aggregate grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718 for awards of stock granted during the year ended December 31, 2010.

In addition to the fees listed above, we reimburse the directors for their travel expenses incurred in attending meetings of the Board or its committees. The directors did not receive any other compensation or personal benefits.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and other senior finance and accounting staff. The code is designed to, among other things, deter wrongdoing and to promote the honest and ethical conduct of our officers and employees. The text of our code of ethics can be found on our Internet website at www.ascentsolar.com. If we effect an amendment to, or waiver from, a provision of our code of ethics, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on that Internet website or via a current report on Form 8-K.

Communication with the Board of Directors

Stockholders may communicate with the Board by sending correspondence to our Chairman, c/o the Corporate Secretary, at our corporate address on the cover of this Proxy Statement. It is our practice to forward all such correspondence to our Chairman, who is responsible for determining whether to relay the correspondence to the other members of the Board.

EXECUTIVE COMPENSATION

Compensation of Executive Officers in 2010

The following Summary Compensation Table sets forth certain information regarding the compensation of our principal executive officer, and the two other most highly compensated executive officers at the end of our last fiscal year for services rendered in all capacities to us during the years ended December 31, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Comp($)	Total ($)
Farhad Moghadam—Former President and Chief Executive Officer(3)	2010	350,000	105,000	—	—	—	455,000
	2009	145,833	145,833	582,000	1,905,000	—	2,778,666

Gary Gatchell—Chief Financial Officer(4)	2010	178,963	35,800	—	203,562	—	418,325
	2009	178,811	26,844	—	—	—	205,655

Ashutosh Misra—Senior VP of Sales and Corporate Development(5)	2010	176,779	26,500	—	84,818	—	288,097
	2009	175,952	26,517	—	—	—	202,469

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards of stock granted during the year ended December 31, 2010 and 2009.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for options granted during the year ended December 31, 2010 and 2009.
(3)	Farhad Moghadam ceased employment with us on April 1, 2011. Salary represents five months of annual salary for 2009. Stock Awards granted in 2009 do not include 35,000 of restricted stock unit awards scheduled to vest on August 3, 2012 and August 3, 2013 based on performance criteria that were yet to be set by the Compensation Committee. In accordance with FASB ASC Topic 718, stock awards that do not have set performance criteria at the time of the award are not valued until the date the performance criteria is set. If the performance award had been valued at the grant date, the fair value would have been $271,600. Bonus for 2009 reflects grant date fair value of 32,480 restricted stock unit awards that were granted on February 4, 2010 in lieu of a cash payment for bonus earned in 2009.
(4)	The option award for Gary Gatchell in 2010 was for 60,000 shares at an exercise price of $4.17 per share with 25% of shares vesting annually beginning January 1, 2011.
(5)	The option award for Ashutosh Misra in 2010 was for 25,000 shares at an exercise price of $4.17 per share with 50% of shares vesting annually beginning January 1, 2011.

Executive Employment Agreements

We have executive employment agreements with Mr. Eller and Mr. Gatchell.

On March 31, 2011, Mr. Eller was appointed as President and Chief Executive Officer of the Company, and the Company entered into an executive employment agreement with Mr. Eller. Under this agreement, Mr. Eller will receive an annual base salary of $350,000, subject to annual adjustments as determined by the Board. Mr. Eller will also be eligible for an annual bonus of up to 100% of his base salary as determined at the sole discretion of the Board or the Compensation Committee. As provided in the agreement, Mr. Eller was granted 150,000 restricted stock units and stock options to purchase 200,000 shares of the Company’s common stock. These restricted stock units and options vest in four equal annual installments on the first, second, third and fourth anniversaries of Mr. Eller’s start date.

Under this agreement, if the Company terminates Mr. Eller without cause, Mr. Eller is entitled to receive (i) six months of base salary from the date of termination if the termination occurs within the first 12 months after his start date, or (ii) twelve months of base salary from the date of termination if the termination occurs after the first anniversary of his start date. In addition, if Mr. Eller is terminated without Cause, an additional portion of his restricted stock units and stock options will become vested. Mr. Eller would be entitled to certain additional benefits if he is terminated in certain circumstances related to the occurrence of a change of control of the Company.

Mr. Gatchell’s executive employment agreement has a term of four years and will expire in March 2012. Under the terms of the agreement, in addition to base salary Mr. Gatchell may receive a discretionary bonus of up to 30% of that base salary based upon his individual performance and our overall performance as a company. Base salary is subject to increase from time to time in the normal course of business. Bonuses are not assured and are awarded at the discretion of the Board. If Mr. Gatchell is terminated without cause during the term of his employment agreement, he will be entitled to receive his base salary for a period of twelve months after termination. In the event of a merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company, or termination of an executive officer without cause, then some or all of any unvested options, shares of restricted stock or restricted stock units granted to the executive officer may be subject to accelerated vesting in accordance with the terms of the executive’s employment agreement, separation or severance agreement, or the Company’s option and restricted stock plans.

Separation Agreement

On March 31, 2011, Farhad Moghadam, Ph.D. ceased to be the President, Chief Executive Officer and a director of the Company. As contemplated by Dr. Moghadam’s existing employment agreement dated August 3, 2009, Dr. Moghadam will be entitled to receive his base salary for a period of thirteen months after the effective date of his termination, and an additional portion of Dr. Moghadam’s restricted stock units and stock options will become vested. The Company has also agreed to pay to continue Dr. Moghadam’s health insurance coverage for the thirteen-month period following the effective date of his termination.

The following table sets forth information concerning the outstanding equity awards granted to the named executive officers as of December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options(#)		Option Exercise Price($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable	Unexercisable
Farhad Moghadam(1)	75,000	225,000	$7.76	8/03/2019	90,000	$302,400

Gary Gatchell(2)	10,000	10,000	$3.17	12/02/2018	10,000	$33,600
	—	60,000	$4.17	2/08/2020

	10,000	70,000

Ashutosh Misra(3)	5,000	—	$0.10	11/18/2015
	20,000	—	$8.33	7/30/2017
	9,000	—	$17.75	12/03/2017
	25,000	25,000	$3.17	12/02/2018
	—	25,000	$4.17	2/08/2020

	59,000	50,000

Vesting dates of securities underlying unexercised options and stock awards not yet vested as of December 31, 2010:

(1)	$7.76 options—75,000 vest 8/03/11, 75,000 vest 8/03/12, 75,000 vest 8/03/13. Stock awards not yet vested—20,000 shares vest 8/03/11, 30,000 shares vest 8/03/12, 40,000 shares vest 8/03/13. Of the 90,000 unvested stock awards, 55,000 are time based vesting and 35,000 are performance based awards.
(2)	$3.17 options—5,000 vest 1/01/11, 5,000 vest 1/01/12. $4.17 options—15,000 vest 1/01/11, 15,000 vest 1/01/12, 15,000 vest 1/01/13, 15,000 vest 1/01/14. Stock awards not yet vested—10,000 shares vest 12/31/11, vesting subject to meeting Company performance targets.
(3)	$3.17 options—12,500 vest 1/01/11, 12,500 vest 1/01/12. $4.17—12,500 vest 1/01/11, 12,500 vest 1/01/12.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock by our directors, executive officers, former executive officers and greater than 5% beneficial owners as of April 15, 2011.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. For purposes of calculating the percentage of our common stock beneficially owned, the number of shares of our common stock includes 32,367,505 shares of our common stock outstanding as of April 15, 2011.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned. The address for each director or named executive officer is c/o Ascent Solar Technologies, Inc., 12300 Grant Street, Thornton, Colorado 80241.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage
5% Stockholders:
Norsk Hydro Produksjon AS(1)	11,722,985	32.54%
Wells Fargo and Company(2)	2,659,659	8.22%
Officers and Directors:
Gary Gatchell(3)	73,500	*
Amit Kumar, Ph.D(4)	45,395	*
Hans Olav Kvalvaag(5)	—	—
Richard J. Swanson(6)	30,920	*
Ron Eller(7)	13,930	*
Kim J. Huntley(8)	13,336	*
G. Thomas Marsh(9)	11,836	*
Farhad Moghadam(10)	202,970	*
Ashutosh Misra(11)	79,000	*
All directors and executive officers as a group (7 persons)	188,917	*

*	Less than 1.0%.
(1)	The address of Norsk Hydro Produksjon AS is Drammensveien 264, N-0240, Oslo, Norway.
(2)	Based solely on information as of December 31, 2010 included in a Schedule 13G/A filed with the SEC on January 20, 2011. The address of Wells Fargo and Company is 420 Montgomery Street, San Francisco, CA 94104. Beneficial ownership reported for Wells Fargo and Company includes shares beneficially owned by its subsidiaries Wells Capital Management Inc., Wells Fargo Funds Management, LLC, Wells Fargo Bank, N.A. and Wells Fargo Advisors, LLC.
(3)	Includes 30,000 shares of restricted stock, 13,500 shares of common stock and options to purchase, 30,000 shares of common stock that are vested within 60 days of April 15, 2011.
(4)	Includes 37,395 shares of common stock and options to purchase 8,000 shares of common stock that are vested within 60 days of April 15, 2011.
(5)	Does not include securities held by Norsk Hydro Produksjon AS, our largest stockholder. Mr. Kvalvaag is the head of Hydro Solar, an affiliate of Norsk Hydro Produksjon AS, and disclaims beneficial ownership of our securities held by Norsk Hydro Produksjon AS.
(6)	Includes 14,920 shares of common stock and options to purchase 16,000 shares of common stock that are vested within 60 days of April 15, 2011.
(7)	Includes 12,430 shares of common stock and 1,500 Class B warrants that are immediately exercisable.
(8)	Includes 13,336 shares of common stock.

(9)	Includes 11,836 shares of common stock.
(10)	Includes 35,470 shares of common stock and options to purchase 167,500 shares of common stock that are vested within 60 days of April 15, 2011.
(11)	Includes options to purchase 79,000 shares of common stock that are vested within 60 days of April 15, 2011.

CERTAIN TRANSACTIONS

Transactions Involving ITN Energy Systems, Inc.

We were formed in October 2005 to commercialize certain technologies developed by ITN. ITN is wholly owned by Inica, Inc., a Colorado corporation (Inica). Dr. Mohan Misra, Chairman of our Board of Directors and Chief Strategy Officer through December 31, 2010, and an immediate family member of his, own all of the outstanding shares of Inica. As of January 1, 2011, ITN is no longer considered a related party.

Equipment Purchase Agreement. On January 7, 2010, we entered into an equipment purchase agreement with ITN whereby we purchased six research and development vacuum and deposition chambers for $1,100,000 from ITN. Payments are to be made in three installments beginning January 15, 2010 of $350,000, January 15, 2011 of $350,000 and on January 15, 2012 of $400,000.

Sublease Agreement. For twelve months in 2009 and six months in 2010, we subleased approximately 18,780 square feet of office and manufacturing space at cost from ITN. In 2009, we paid approximately $310,000 of rent plus pass-through expenses such as taxes, insurance, water and utilities and in 2010, we paid approximately $194,500. In July 2010 we entered into a lease agreement directly with the building owner.

Administrative Services Agreement. ITN has agreed to perform services for us such as facilities management, equipment maintenance, procurement, information technology (IT) and technical support. Administrative services such as IT and procurement support were billed at cost and technical support services, facilities management and equipment maintenance were billed at cost plus 7% fee. The cost for these services was approximately $1,629,000 and $600,000 in 2009 and 2010, respectively. In addition, we reimbursed ITN for costs paid by ITN on our behalf of approximately $207,000 and $154,000 in 2009 and 2010, respectively.

Service Center Agreement. From time to time, we may find our own facilities inadequate or unsuitable to handle specific or special tasks or processes, but discover that ITN has such capability. Under a Service Center Agreement, we have the right to use, on an as needed and as available basis, certain of ITN’s laboratories, equipment and research and development tools. When we have made periodic use of the laboratories, equipment and tools, we have paid ITN in accordance with ITN’s costs. We paid ITN approximately $531,000 and $61,000 in 2009 and 2010, respectively.

License Agreement. ITN has granted us a perpetual, royalty-free, worldwide license to use certain trade secrets and other patents and inventions that ITN may develop or have the right to license that are necessary for use in our PV business. This license is exclusive to us for use in the PV business. The license is perpetual and may only be terminated by ITN in the event of a material breach by us that we fail to cure within thirty days notice of such breach.

In connection with our formation, in early 2006, ITN assigned to us certain CIGS PV-specific technologies, and granted to us a perpetual, exclusive, royalty-free, worldwide license to use, in connection with the manufacture, development, marketing and commercialization of CIGS PV to produce solar power, certain of ITN’s existing and future proprietary process and control technologies that, although non-specific to CIGS PV, we believe will be useful in our production of PV modules for our target markets. After obtaining necessary approvals and pursuant to a novation, ITN also transferred several government-sponsored CIGS PV research and development contracts to us. At the time the contracts were transferred to us in early 2007, the contracts had a remaining contract value of approximately $1.6 million.

Transactions Involving Norsk Hydro Produksjon AS

In March 2007, we sold 1,600,000 shares of our restricted common stock to Norsk Hydro Produksjon AS in a private placement pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act. We also granted two options to Norsk Hydro:

•

An option (the Initial Warrants Option) to purchase restricted Class A warrants (or if the Class A warrants are redeemed, common stock) and restricted Class B warrants that are otherwise identical to the Class A warrants formerly traded, and Class B warrants currently traded, on NASDAQ under the symbols ASTIW and ASTIZ, respectively. Norsk Hydro exercised this option in August 2007 to purchase 934,462 additional shares of common stock and 1,965,690 Class B warrants.

•

An option (the Tranche 2 Option) to purchase additional shares of restricted common stock, Class A warrants (or if the Class A warrants are redeemed, common stock) and Class B warrants that would result in Norsk Hydro owning up to 35.0% of our issued and outstanding common stock, Class A warrants and Class B warrants.

In March 2008, Hydro acquired an additional 2,341,897 shares of our common stock and 1,689,905 Class B warrants through the exercise of the Tranche 2 Option previously granted to Hydro and approved by Ascent’s stockholders in June 2007, resulting in Hydro ownership of approximately 35% of each class of security. Gross proceeds to us were $28.4 million, and reflected per share and per warrant purchase prices were equal to the average of the closing bids of each security, as reported by NASDAQ, for the five consecutive trading days preceding exercise. As a result of our Secondary Public Offering in May 2008, Hydro’s holdings were diluted to approximately 27%.

On October 8, 2008, Hydro acquired an additional 2,421,801 shares of our common stock. The purchase resulted in a return to Hydro’s ownership of approximately 35% of our common stock. Gross proceeds to the company from the follow on investment were approximately $15 million, and reflect per share purchase prices equal to the average of the closing bids of each security, as reported by NASDAQ, for the five consecutive trading days preceding exercise. Until June 15, 2009, the Tranche 2 option entitles Hydro to purchase from us additional restricted shares of common stock and Class B warrants to maintain ownership of up to 35% of issued and outstanding common stock and Class B warrants.

In connection with the sale of these securities, Norsk Hydro received: piggyback registration rights that enable them to require us to register for resale the shares held by them if we engage in a registered public offering; and demand registration rights that became effective in March 2008. Norsk Hydro also holds pre-emptive rights with respect to certain equity issuances by us (on terms no less favorable than any such issuance) in order to maintain its percentage ownership in our common stock, but the pre-emptive rights do not apply to bona fide underwritten public offerings by us.

On September 29, 2009, we entered into a securities purchase agreement with Hydro under which we agreed to sell, and Hydro agreed to purchase, 769,230 restricted shares of our common stock for approximately $5.0 million in a private placement exempt from the registration under the Securities Act. The restricted shares were sold to Hydro at a per share price of $6.50. The private placement closed on October 6, 2009, at which time we and Hydro executed a Registration Rights Agreement, pursuant to which Hydro has been granted demand and piggy-back registration rights.

In addition, pursuant to a stockholders agreement between us and Norsk Hydro dated March 13, 2007, Norsk Hydro has the right to designate a member of our Board of Directors for election so long as Norsk Hydro holds at least 15% of our common stock. As of December, 21, 2010, Mr. Kvalvaag is the Norsk Hydro designee on our Board. Prior to such date Mr. Glomnes served as the Norsk Hydro designee on our Board.

Policies and Procedures with Respect to Transactions with Related Persons

The Board recognizes that related person transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, our Audit Committee charter requires that all such transactions will be reviewed and subject to approval by members of our Audit Committee, which will have access, at our expense, to our or independent legal counsel. Future transactions with our officers, directors or greater than five percent stockholders will be on terms no less favorable to us than could be obtained from independent third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2010, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements in a timely manner during such fiscal year, except for one Form 4 for Zane Rakes relating to grant of options and restricted stock units, one Form 4 for Mohan Misra, our former Chairman of the Board, relating to a sale of common stock, and one Form 4 for Rafael Gutierrez, a former executive officer, relating to the vesting of restricted stock units.

PRINCIPAL ACCOUNTANTS

Principal Accounting Fees and Services

Fees for audit and related services by our accounting firm, Hein & Associates LLP, for the years ended December 31, 2010 and 2009 were as follows:

	2010	2009
Audit fees	$175,000	$206,000
Audit related fees	—	—

Total audit and audit related fees	$175,000	$206,000
Tax fees	—	—
All other fees	—	—

Total Fees	$175,000	$206,000

Audit fees for Hein & Associates LLP for fiscal 2010 and 2009 represent aggregate fees during the examination of the financial statements, audit of internal controls over financial reporting, interim reviews of the quarterly financial statements, and consents and comfort letters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by our independent accountants have been pre-approved by our Audit Committee to assure that such services do not impair the auditors’ independence from us.

Attendance at Annual Meeting

Representatives of Hein & Associates LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (as superseded by Statement on Auditing Standards No. 114). The Audit Committee also has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants the accountants’ independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted,

AUDIT COMMITTEE

Richard Swanson, Chairman

Kim Huntley

Amit Kumar

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Overview

There are currently six members of our Board. Our Class 1 directors are Ron Eller, Dr. Amit Kumar and Richard Swanson. Our Class 2 directors are Kim Huntley and G. Thomas Marsh. Our Class 3 director is Hans Olav Kvalvaag.

The term of our Class 3 director is scheduled to expire at this Annual Meeting. Our Board has nominated Mr. Kvalvaag to serve as a Class 3 director until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified.

Nominee

Upon the recommendation of our Nominating and Governance Committee, the Board has nominated Hans Olav Kvalvaag to serve as a Class 3 director until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified.

Vote Required

The affirmative vote of a majority of shares present in person or by proxy will be required to elect the director nominee.

Recommendation

The Board recommends that stockholders vote FOR the election of Mr. Kvalvaag.

Unless marked otherwise, proxies received will be voted FOR the election of the director nominee.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF HEIN & ASSOCIATES LLP

Overview

The Audit Committee has engaged the registered public accounting firm of Hein & Associates LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011. Hein & Associates LLP audited our financial statements for the years ended December 31, 2010 and 2009. Please refer to “Principal Accountants” above for information about fees and services paid to Hein & Associates LLP in 2010 and 2009, and our Audit Committee’s pre-approval policies.

Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy will be required to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011.

Recommendation

The Board recommends that shareholders vote “FOR” the proposal to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011.

Unless marked otherwise, proxies received will be voted FOR ratification of Hein & Associates LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011.

ANNUAL REPORT ON FORM 10-K

On February 28, 2011, we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with the SEC. A copy of the Annual Report has been sent or made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Our financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference to our Annual Report.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Stockholder Proposals to be Included in the Proxy Statement

To be considered for inclusion in our proxy materials for the 2012 Annual Meeting of Stockholders, a stockholder proposal must be received in writing at our offices, 12300 Grant Street, Thornton, Colorado 80120, no later than December 29, 2011.

Stockholder Proposals Not to be Included in the Proxy Statement

If you wish to make a stockholder proposal at the 2012 Annual Meeting of Stockholders that is not intended to be included in our proxy materials for that meeting, you generally must provide appropriate notice to us in the manner specified in our Bylaws between February 16, 2012 and March 17, 2012. Furthermore, a proxy for our 2012 Annual Meeting of Stockholders may confer discretionary authority to vote on any matter not submitted to us by March 13, 2012.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named as proxies intend to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Ron Eller

President and Chief Executive Officer

April 27, 2011

Thornton, Colorado

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 15, 2011.

Vote by Internet
		•	Log on to the Internet and go to www.investorvote.com/ASTI
		•	Follow the steps outlined on the secured website.

Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — Board of Directors recommends a vote FOR the following nominee in Proposal 1 and FOR Proposal 2.

1.	To elect one Class 3 director to serve until the 2014 annual meeting of stockholders and until his successor has been elected and qualified.	+

01 - Hans Olav Kvalvaag

☐	For ALL	☐	Withhold ALL

		For	Against	Abstain
2.	To ratify the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01BVLB

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — ASCENT SOLAR TECHNOLOGIES, INC.

12300 Grant Street

Thornton, CO 80241

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ron Eller and Gary Gatchell, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Ascent Solar Technologies, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ascent to be held on Wednesday, June 15, 2011, at 2:00 p.m., local time, at the Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado, and at any adjournment thereof (the “Annual Meeting”), upon matters properly coming before the meeting.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND AT THE DISCRETION OF YOUR PROXY ON ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Continued and to be dated and signed on reverse side.